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                                                                  EXHIBIT 10.4.1

                                                                 August 22, 2002

                         BENJAMIN FRANKLIN SAVINGS BANK
                          SALARY CONTINUATION AGREEMENT

      THIS AGREEMENT is adopted this 22nd day of August, 2002, by and between BENJAMIN FRANKLIN SAVINGS BANK, a state-chartered bank located in Franklin, Massachusetts along with its holding company, BENJAMIN FRANKLIN BANCORP M.H.C. (collectively the "COMPANY"), and THOMAS R. VENABLES (the "EXECUTIVE").

                                  INTRODUCTION

      To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

      The Company and the Executive agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

      Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

      1.1. ACTUARIAL EQUIVALENT shall mean a benefit of equivalent current value to the benefit which could otherwise have been provided to the Executive, computed on the basis of the discount rates, mortality tables and other assumptions then being used by SBERA in determining the actuarial equivalent of payments being made by SBERA to its Retirement Plan beneficiaries.

      1.2. "CHANGE OF CONTROL" means (a) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, other than a merger or consolidation in which individuals who are directors of the Company immediately prior to the transaction will continue to represent at least two-thirds of the directors of the institution resulting from the merger or consolidation, or (b) a liquidation or dissolution of the Company, or (c) the sale of more than 50% of the assets of the Company to any person or entity not controlled by or under common control with the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

      1.3. "CODE" means the Internal Revenue Code of 1986, as amended.

      1.4. "DISABILITY" means the Executive's suffering a sickness, accident or injury to such an extent that he is receiving long-term benefits from the carrier of any individual or group disability insurance policy covering the Executive, or from the Social Security Administration. The

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Executive must submit proof to the Company of the carrier's or Social Security
Administration's determination upon the request of the Company.

      1.5. "EFFECTIVE DATE" means June 1, 2002.

      1.6. "FINAL PAY" means the reported total pay (total W-2 compensation, including bonuses, if any) paid to the Executive by the Company for the last full calendar year. Final Pay shall be increased by the amount of any pay reduction contributions (i) to cash or deferred arrangements under Section 401(k) of the Code, (ii) to a cafeteria plan under Section 125 of the Code, or
(iii) to a nonqualified deferred compensation plan. Final Pay shall not be increased by any reimbursed expenses, credits or benefits under any plan of deferred compensation to which the Company contributes, or any additional cash compensation or compensation payable in a form other than cash.

      1.7. "INVOLUNTARY EARLY TERMINATION" means any termination, prior to Normal Retirement Age, of the Executive's employment with the Company for reasons other than an approved leave of absence, Termination for Specially-Defined Cause (as defined in Article 5.1), Disability, Voluntary Early Termination or Death.

      1.8. "NORMAL RETIREMENT AGE" means the Executive's 65th birthday.

      1.9. "NORMAL RETIREMENT DATE" means the later of the Normal Retirement Age or the date on which Termination of Employment, as defined below, occurs.

      1.10. "TERMINATION OF EMPLOYMENT" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

      1.11. "VOLUNTARY EARLY TERMINATION" means that the Executive, prior to Normal Retirement Age, has terminated employment with the Company for reasons other than Termination for Specially-Defined Cause, Disability, Involuntary Early Termination, Death or leave of absence approved by the Company.

                                   ARTICLE 2.
                                LIFETIME BENEFITS

      2.1. NORMAL RETIREMENT BENEFIT. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

            2.1.1 AMOUNT OF BENEFIT. The annual amount of the Normal Retirement Benefit under this Section 2.1 is 75 percent of the Executive's Final Pay, as defined in Section 1.6, at the Normal Retirement Date, less the following:

                  (a) SOCIAL SECURITY BENEFITS. The amount of annual unreduced primary (not family) retirement benefits under the United States Social Security Act, but only if the Executive would be eligible for Social Security Benefits if application

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            were made as of the Executive's Normal Retirement Date, assuming that the Executive had earnings at or above the maximum contribution and benefit base under Section 230 of the United States Social Security Act for the Executive's working career; and

                  (b) COMPANY QUALIFIED PLAN BENEFITS. The annual annuity
            benefit the Executive would be entitled to receive from the Company's contribution to the Executive's 401(k) plan as of the Executive's Termination of Employment.

            2.1.2 PAYMENT OF BENEFIT. The Company shall pay the Normal Retirement Benefit determined in Section 2.1.1 to the Executive in 12 equal monthly installments commencing with the month following the Executive's Normal Retirement Date, paying the Normal Retirement Benefit to the Executive for a period of 20 years.

            2.1.3 BENEFIT INCREASES. Commencing on the first anniversary of the first benefit payment, and continuing on each subsequent anniversary, the Company's Board of Directors, at its sole discretion, may increase the benefit.

      2.2 VOLUNTARY EARLY TERMINATION BENEFIT. Upon a Voluntary Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Agreement.

            2.2.1 AMOUNT OF BENEFIT. The Voluntary Early Termination Benefit is the dollar amount equal to the liability then accrued on the books of the Company for the costs of benefits payable pursuant to the provisions of this Agreement, which shall be reported to the Executive on an annual basis by the Company.

            2.2.2 PAYMENT OF BENEFIT. The Company shall pay the Voluntary Early Termination Benefit to the Executive in a lump sum within 30 days following Voluntary Early Termination. However, if such Voluntary Early Termination occurs after a Change of Control, the lump sum benefit under this Section 2.2 shall be payable at the Normal Retirement Age. The Executive may petition the Company to pay this benefit in another manner and the Company, in its sole discretion, may accept or deny said petition.

      2.3 INVOLUNTARY EARLY TERMINATION BENEFIT. Upon an Involuntary Early Termination, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

            2.3.1 AMOUNT OF BENEFIT. The Involuntary Early Termination Benefit is the present value of the stream of payments of the amount the Executive would have received as the Normal Retirement Benefit set forth in Section 2.1.1, assuming that the Executive had remained employed by the Company until the Normal Retirement Age and that the Executive's Final Pay would have increased five percent (5%) per year from Involuntary Early Termination to the Normal Retirement Age.

            2.3.2 PAYMENT OF BENEFIT. The Company shall pay the Involuntary
      Early

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      Termination Benefit to the Executive in a lump sum at the Normal
      Retirement Age. The Executive may petition the Company to pay this benefit in another manner and the Company, in its sole discretion, may accept or deny said petition.

      2.4 DISABILITY BENEFIT. If the Executive or the Company terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

            2.4.1 AMOUNT OF BENEFIT. The annual amount of the Disability Benefit is the Normal Retirement Benefit set forth in Section 2.1.1, assuming that the Executive's Final Pay would have increased five percent (5%) per year from Termination of Employment due to Disability to the Normal Retirement Age.

            2.4.2 PAYMENT OF BENEFIT. The Company shall pay the Disability Benefit to the Executive in 12 equal monthly installments commencing with the month following the Normal Retirement Age, paying the Disability Benefit determined to the Executive for a period of 20 years. The Executive may petition the Company to pay this benefit in another manner and the Company, in its sole discretion, may accept or deny said petition.

            2.4.3 BENEFIT INCREASES. Benefit payments may be increased as provided in Section 2.1.3.

      2.5 If the Executive's employment terminates before the Executive's Normal Retirement Age, the Executive may elect to request the Board to permit early payment of the benefit. If the Executive so elects and the Board consents, he may commence to receive the Actuarial Equivalent of such benefit at an earlier date. In the event that the Executive requests permission to commence receiving the Actuarial Equivalent of his benefit before his Normal Retirement Age and the Board has not agreed to permit such early payment by a date which is thirty (30) days after the election was made, the Executive may request the Board to reconsider its decision. If the Board has not agreed to permit such early payment by a date which is thirty (30) days after the request for reconsideration was made, the Executive shall have the right to receive upon written application to the Company the Actuarial Equivalent of such benefit, less a penalty of 7%.

                                   ARTICLE 3.
                                 DEATH BENEFITS

         3.1 DEATH DURING ACTIVE SERVICE. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 3.1. This benefit shall be paid in lieu of the benefits under Article 2.

            3.1.1 AMOUNT OF BENEFIT. The annual amount of the Death Benefit under this Section 3.1 is the Normal Retirement Benefit amount described in Section 2.1.1, assuming that the Executive's Final Pay would have increased five percent (5%) per year from the Executive's death to the Normal Retirement Age.

            3.1.2 PAYMENT OF BENEFIT. The Company shall pay the Death Benefit to the

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      Executive's beneficiary in 12 equal monthly installments commencing with the month following the Executive's death, paying the Death Benefit to the Executive's beneficiary for a period of 20 years. The Executive's beneficiary may petition the Company in accordance with the provisions of
      Section 2.5 to pay the present value of this death benefit in a lump sum.

      3.2 DEATH DURING PAYMENT OF A LIFETIME BENEFIT. If the Executive dies after any Lifetime Benefit payments have commenced under Article 2 of this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

      3.2 DEATH AFTER TERMINATION OF EMPLOYMENT BUT BEFORE PAYMENT OF A LIFETIME BENEFIT COMMENCES. If the Executive is entitled to a Lifetime Benefit under
Article 2 of this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the same benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                   ARTICLE 4.
                                  BENEFICIARIES

      4.1 BENEFICIARY DESIGNATIONS. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

      4.2 FACILITY OF PAYMENT. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                   ARTICLE 5.
                               GENERAL LIMITATIONS

      5.1 TERMINATION FOR SPECIALLY-DEFINED CAUSE. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

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            (a) The willful and continued failure by the Executive to
      substantially perform his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a demand for specific performance is delivered to the Executive by the Board which identifies individual goals and objectives which must be accomplished to remedy the Executive's performance, as well as provides rationale as to the reason the Board believes that he has not historically substantially performed his duties;

            (b) Commission of a felony or of a gross misdemeanor involving moral turpitude; or

            (c) Fraud, dishonesty or willful violation of any law or significant Company policy committed in connection with the Executive's employment and resulting in an adverse effect on the Company. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Specially-Defined Cause unless and until there have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the entire authorized membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice and an opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board he was guilty of conduct set forth above in clauses 5.1 (a), (b) or (c) and specifying the particulars thereof in detail.

      5.2 SUICIDE OR MISSTATEMENT. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement. In addition, the Company shall not pay any benefit under this Agreement if the Executive has made any material misstatement of fact on an employment application or resume provided to the Company, or on any application for any benefits provided by the Company to the Executive.

      5.3 COMPETITION AFTER TERMINATION OF EMPLOYMENT. The Company shall not pay any benefit under this Agreement if the Executive, without the prior written consent of the Company, engages in, becomes interested in, directly or indirectly, as a sole proprietor, as a partner in a partnership, or as a substantial shareholder in a corporation, or becomes associated with, in the capacity of employee, director, officer, principal, agent, trustee or in any other capacity whatsoever, any enterprise headquartered in the town of Franklin, Massachusetts or any town contiguous to Franklin, Massachusetts, which is, or may deemed to be, competitive with any business carried on by the Company as of the date of termination of the Executive's employment or retirement. This section shall not apply following an Involuntary Early Termination or after a Change of Control.

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                                   ARTICLE 6.
                           CLAIMS AND REVIEW PROCEDURE

      6.1 CLAIMS PROCEDURE. An Executive or beneficiary ("CLAIMANT") who has not received benefits under the Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

            6.1.1 INITIATION - WRITTEN CLAIM. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

            6.1.2 TIMING OF COMPANY RESPONSE. The Company shall respond to such claimant within 45 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 45 days by notifying the claimant in writing, prior to the end of the initial 45-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            6.1.3 NOTICE OF DECISION. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a) The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Agreement on which the denial is based;

                  (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

                  (d) An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

                  (d) A statement of the claimant's right to bring a civil
            action under ERISA Section 502(a) following an adverse benefit determination on review.

      6.2 REVIEW PROCEDURE. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

            6.2.1 INITIATION - WRITTEN REQUEST. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

            6.2.2 ADDITIONAL SUBMISSIONS - INFORMATION ACCESS. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

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            6.2.3 CONSIDERATIONS ON REVIEW. In considering the review, the
      Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

            6.2.4 TIMING OF COMPANY RESPONSE. The Company shall respond in writing to such claimant within 45 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 45 days by notifying the claimant in writing, prior to the end of the initial 45-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

            6.2.5 NOTICE OF DECISION. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                  (a) The specific reasons for the denial;

                  (b) A reference to the specific provisions of the Agreement on which the denial is based;

                  (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

                  (d) A statement of the claimant's right to bring a civil
            action under ERISA Section 502(a).

                                   ARTICLE 7.
                           AMENDMENTS AND TERMINATION

      This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

                                   ARTICLE 8.
                                  MISCELLANEOUS

      8.1 BINDING EFFECT. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

      8.2 NO GUARANTEE OF EMPLOYMENT. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

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      8.3 NON-TRANSFERABILITY. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

      8.4 REORGANIZATION. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event or upon a Change of Control, the term "COMPANY" as used in this Agreement shall be deemed to refer to the successor or survivor company.

      8.5 TAX WITHHOLDING. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

      8.6 APPLICABLE LAW. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Massachusetts, except to the extent preempted by the laws of the United States of America.

      8.7 UNFUNDED ARRANGEMENT. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

      8.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

      8.9 ADMINISTRATION. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

            (a) Establishing and revising the method of accounting for the Agreement;

            (b) Maintaining a record of benefit payments; and

            (c) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

      8.10 NAMED FIDUCIARY. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      8.11 RABBI TRUST. Upon a Change of Control, the Company shall, as soon as possible, but in no event later than 30 days following the Change of Control, make an irrevocable contribution to a trust (the "Rabbi Trust") in an amount that is sufficient, as determined by an actuary appointed by the trustee of the Rabbi Trust (the "Trustee"), to pay the Executive or his

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beneficiary the full benefits to which he would be entitled pursuant to the terms of this Agreement in the event of an Involuntary Early Termination occurring as of the date on which the Change of Control occurred assuming the Board had agreed to pay such benefits to the Executive or his beneficiary, on an Actuarial Equivalent basis, as of the date of the Change of Control. Within the same time period following a Change of Control, the Company shall make a further irrevocable contribution to the Rabbi Trust in an amount sufficient to pay for the Trustee's fees and for actuarial, accounting, legal and other professional or administrative services necessary to implement the terms of this Agreement following a Change of Control. Such amount shall be determined by the Trustee's estimate of its fees (as provided in the Rabbi Trust agreement) and by estimates obtained by the Trustee from the independent actuaries, accountants, lawyers and other appropriate professional and administrative personnel who provided such services to the Trust or the Company immediately before the Change of Control. The Rabbi Trust shall be established by the Company and shall conform substantially with the Model Rabbi Trust found at IRS Revenue Procedure 92-64.

      IN WITNESS WHEREOF, the parties to this Agreement set forth above consent to the terms of this Agreement.

                                         BENJAMIN FRANKLIN SAVINGS BANK

                                         By ___________________________
                                         Title ________________________

                                         BENJAMIN FRANKLIN BANCORP M.H.C.

                                         By ___________________________
                                         Title ________________________

                                         EXECUTIVE:

                                         ______________________________
                                         Thomas R. Venables

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                             BENEFICIARY DESIGNATION

                         BENJAMIN FRANKLIN SAVINGS BANK
                          SALARY CONTINUATION AGREEMENT

                               THOMAS R. VENABLES

I designate the following as beneficiary of any Death Benefits under this
Agreement:

Primary: _______________________________________________________________________

________________________________________________________________________________

Contingent: ____________________________________________________________________

________________________________________________________________________________

NOTE: TO NAME A TRUST AS BENEFICIARY, PLEASE PROVIDE THE NAME OF THE TRUSTEE(s)
      AND THE EXACT NAME AND DATE OF THE TRUST AGREEMENT.

I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Signature __________________________

Date _______________________________

Received by the Company this ______ day of _________________, 2002.

By _________________________________

Title ______________________________

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